UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2019

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38445	36-4787690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania, 18940

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On December 10, 2019, Helius Medical Technologies, Inc. (the “Company”) entered into an arrangement with each of Philippe Deschamps, the Company’s president and chief executive officer, and Joyce LaViscount, the Company’s chief financial officer and chief operating officer, whereby each of Mr. Deschamps and Ms. LaViscount have elected to receive shares of the Company’s Class A common stock (“common stock”) in lieu of a portion of each of their respective cash salary compensation.

Under the terms of the arrangements with Mr. Deschamps and Ms. LaViscount, as approved by the board of directors (the “Board) of the Company, Mr. Deschamps and Ms. LaViscount have elected to reduce their base cash salaries by 19% and 17%, respectively, in exchange for fully vested restricted stock grants pursuant to the Company’s 2018 Omnibus Incentive Plan (the “Plan”).  The value of the shares to be issued to Mr. Deschamps and Ms. LaViscount will be equal in value to the amount of cash salary forgone, with the actual number of shares issuable on each payroll date calculated based on the closing trading price of the Company’s common stock as of such payroll date. Mr. Deschamps’ and Ms. LaViscount’s elections to receive restricted stock awards in lieu of cash salary compensation are effective beginning with the December 15, 2019 payroll date and will remain in place and be effective for all future payroll dates that occur thereafter until the officer delivers written notice to the Company of his or her decision to terminate the election.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: December 16, 2019	By:	/s/ Joyce LaViscount
Joyce LaViscount Chief Financial Officer